Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS third quarter 2026 results

SANTA ANA, Calif., Oct. 21, 2026 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the third quarter ended Sept. 30, 2026.

Current Quarter Highlights

•
Earnings per diluted share of $1.72, or $1.78 per share on an adjusted basis

- Net investment losses of $2 million, or 1 cent per diluted share

- Purchase-related intangible amortization of $7 million, or 5 cents per diluted share

•
Total revenue of $2.1 billion, up 5 percent compared with last year

- Adjusted total revenue of $2.1 billion, up 7 percent compared with last year

•
Title Insurance and Services segment investment income of $169 million, up 11 percent compared with last year
•
Title Insurance and Services segment pretax margin of 12.4 percent, or 12.7 percent on an adjusted basis
•
Commercial revenues of $297 million, up 21 percent compared with last year
•
Home Warranty segment pretax margin of 9.9 percent, or 9.7 percent on an adjusted basis
•
Debt-to-capital ratio of 30.3 percent, or 22.2 percent excluding secured financings payable of $808 million
•
Cash flow from operations of $238 million compared with $273 million last year
•
Raised common stock dividend by 11 percent to an annual rate of $2.44 per share
•
Repurchased 23,149 shares for a total of $1 million at an average price of $64.24

- In the fourth quarter, through October 21, repurchased 143,254 shares for a total of $9 million at an average price of $62.40

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	September 30,
	2026	2025
Total revenue	$2,084.6	$1,978.9
Income before taxes	$227.6	$247.0

Net income	$177.0	$189.6
Net income per diluted share	$1.72	$1.84

Adjusted net income	$183.4	$174.9
Adjusted net income per diluted share	$1.78	$1.70

Total revenue for the third quarter of 2026 was $2.1 billion, up 5 percent compared with the third quarter of 2025. Net income in the current quarter was $177 million, or $1.72 per diluted share, compared with net income of $190 million, or $1.84 per diluted share, in the third quarter of 2025. Adjusted net income in the current quarter was $183 million, or $1.78 per diluted share, compared with $175 million, or

First American Financial Reports Third Quarter 2026 Results

$1.70 per diluted share, in the third quarter of last year. Net investment losses in the current quarter were $2 million, or 1 cent per diluted share, compared with net investment gains of $26 million, or 20 cents per diluted share, in the third quarter of last year. Purchase-related intangible amortization in both the current and prior year quarters was $7 million, or 5 cents per diluted share. The effective tax rate this quarter was 22.4 percent.

"Continued growth in our commercial business and higher investment income drove our earnings this quarter," said Mark Seaton, chief executive officer at First American Financial Corporation. "The recent increase in mortgage rates reinforces our expectation for a lower-for-longer residential origination market. We will use this environment to deepen our customer relationships and execute the rollout of our new AI-native title and settlement platforms, which will enhance the customer experience, improve operating efficiency and position First American for stronger earnings growth as the market recovers."

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	September 30,
	2026	2025
Total revenues	$1,972.9	$1,835.9

Income before taxes	$244.1	$236.2
Pretax margin	12.4%	12.9%
Adjusted pretax margin	12.7%	12.9%

Title open orders(1)	175,600	191,300
Title closed orders(1)	134,900	141,800

U.S. Commercial
Total revenues	$297.4	$245.9
Open orders	28,900	28,200
Closed orders	16,300	15,300
Average revenue per order	$18,200	$16,100
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment were $2.0 billion in the third quarter, up 7 percent compared with the same quarter of 2025. Total adjusted revenues in the current quarter were $2.0 billion, up 8 percent compared with last year. Direct premiums and escrow fees were $643 million, an increase of 7 percent compared with the third quarter of last year, driven by a 13 percent increase in the average revenue per order closed, partially offset by a 5 percent decline in the number of direct title orders closed in our domestic operations. The average revenue per direct title order rose to $4,304, primarily due to an increase in the average revenue per order for commercial and purchase transactions, and a shift in the mix to higher premium commercial transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were $868 million, up 9 percent compared with last year.

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First American Financial Reports Third Quarter 2026 Results

Information and other revenues were $292 million during the quarter, up $16 million, or 6 percent, compared with last year, primarily driven by 31 percent growth in the company's subservicing business.

Investment income was $169 million in the third quarter, up $16 million, or 11 percent, compared with the same quarter last year. The increase was primarily driven by higher interest income from the company's investment portfolio, partially offset by a decline in interest income from escrow balances. Net investment gains were $0.2 million in the current quarter, compared with gains of $6 million in the same quarter last year that were primarily attributable to changes in the fair value of marketable equity securities.

Personnel costs were $574 million in the third quarter, up $31 million, or 6 percent, compared with the same quarter of 2025. The increase in personnel costs was primarily attributable to higher salary and incentive compensation expense.

Other operating expenses of $306 million in the current quarter were up $31 million, or 11 percent, compared with the third quarter of 2025, primarily due to an increase in software expense and higher production expense.

The provision for policy losses and other claims was $45 million in the third quarter, or 3.0 percent of title premiums and escrow fees, unchanged from the prior year. The third quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $11 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $53 million in the third quarter, unchanged compared with the same period last year.

Interest expense was $31 million in the current quarter, up $7 million, or 27 percent, compared with last year, primarily due to higher interest expense on deposit balances at the company's bank subsidiary.

The Title Insurance and Services segment posted pretax income of $244 million in the third quarter, compared with pretax income of $236 million in the third quarter of 2025. Pretax margin was 12.4 percent in the current quarter, compared with 12.9 percent last year. Adjusted pretax margin was 12.7 percent in the current period, compared with 12.9 percent last year.

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First American Financial Reports Third Quarter 2026 Results

Home Warranty

($ in millions)

	Three Months Ended
	September 30,
	2026	2025
Total revenues	$114.7	$114.6

Income before taxes	$11.3	$16.2
Pretax margin	9.9%	14.1%
Adjusted pretax margin	9.7%	13.5%

Total revenues for the Home Warranty segment were $115 million in the third quarter, flat compared with last year. The segment posted pretax income of $11 million this quarter, down 30 percent compared with last year, primarily attributable to higher marketing expense to drive continued growth in our direct-to-consumer sales channel. The claims loss rate in the current quarter was 47 percent, virtually unchanged compared with last year. Home Warranty’s pretax margin was 9.9 percent this quarter, compared with 14.1 percent last year.

Corporate

The Corporate segment pretax loss was $28 million in the third quarter, compared with a loss of $5 million last year. Excluding net investment gains and losses, the Corporate pretax loss was $26 million in the current quarter, compared with a $24 million loss in the third quarter of last year.

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First American Financial Reports Third Quarter 2026 Results

Teleconference/Webcast

First American’s third quarter 2026 results will be discussed in more detail on Thursday, Oct. 22, 2026, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 5, 2026, by dialing +1-201-612-7415 and using the conference ID 13763251. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over 135 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $7.5 billion in 2025, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2026, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the eleventh consecutive year. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

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First American Financial Reports Third Quarter 2026 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; severe weather conditions, health crises, terrorist attacks and other catastrophes; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; provision of capital to subsidiaries that could affect the company’s liquidity position; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s annual report on Form 10-K for the year ended December 31, 2025, including under the caption Risk Factors in Item 1A of Part I, and in the company's subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues, adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Total revenues	$2,084.6	$1,978.9	$6,039.9	$5,402.5

Income before income taxes	$227.6	$247.0	$673.3	$538.8
Income tax expense	51.0	57.1	152.8	127.0
Net income	176.6	189.9	520.5	411.8
Less: Net (loss) income attributable to noncontrolling interests	(0.4)	0.3	(0.1)	1.9
Net income attributable to the Company	$177.0	$189.6	$520.6	$409.9

Net income per share attributable to stockholders:
Basic	$1.72	$1.84	$5.06	$3.96
Diluted	$1.72	$1.84	$5.04	$3.95

Cash dividends declared per share	$0.61	$0.55	$1.71	$1.63

Weighted average common shares outstanding:
Basic	102.7	102.8	102.8	103.5
Diluted	103.2	103.1	103.2	103.8

Selected Title Insurance Segment Information
Title orders opened(1)	175,600	191,300	546,700	547,136
Title orders closed(1)	134,900	141,800	392,100	390,376
Paid title claims	$55.2	$42.9	$158.8	$128.6

(1) U.S. direct title insurance orders only.

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$1,731.1	$1,387.3
Investments	10,737.5	9,394.3
Goodwill and other intangible assets, net	1,895.6	1,919.3
Total assets	17,982.8	16,228.8
Reserve for claim losses	1,134.6	1,169.6
Notes and contracts payable	1,546.8	1,545.4
Total stockholders’ equity	$5,386.9	$5,499.5

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
September 30, 2026	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$749.8	$642.8	$107.1	$(0.1)
Agent premiums	868.4	868.4	—	—
Information and other	297.9	292.2	5.8	(0.1)
Net investment income	170.1	169.3	1.6	(0.8)
Net investment (losses) gains	(1.6)	0.2	0.2	(2.0)
	2,084.6	1,972.9	114.7	(3.0)
Expenses
Personnel costs	597.4	574.1	22.4	0.9
Premiums retained by agents	695.6	695.6	—	—
Other operating expenses	343.6	306.4	28.2	9.0
Provision for policy losses and other claims	95.1	45.3	50.2	(0.4)
Depreciation and amortization	54.7	53.3	1.3	0.1
Premium taxes	24.2	22.8	1.3	0.1
Interest	46.4	31.3	—	15.1
	1,857.0	1,728.8	103.4	24.8
Income (loss) before income taxes	$227.6	$244.1	$11.3	$(27.8)

Three Months Ended		Title	Home	Corporate
September 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$708.0	$601.5	$106.6	$(0.1)
Agent premiums	798.8	798.8	—	—
Information and other	282.0	276.1	5.7	0.2
Net investment income	163.8	153.1	1.4	9.3
Net investment gains	26.3	6.4	0.9	19.0
	1,978.9	1,835.9	114.6	28.4
Expenses
Personnel costs	574.9	542.9	21.4	10.6
Premiums retained by agents	640.1	640.1	—	—
Other operating expenses	309.2	275.6	24.4	9.2
Provision for policy losses and other claims	90.8	42.0	50.0	(1.2)
Depreciation and amortization	54.8	53.5	1.3	(0.0)
Premium taxes	22.2	20.9	1.3	(0.0)
Interest	39.9	24.7	—	15.2
	1,731.9	1,599.7	98.4	33.8
Income (loss) before income taxes	$247.0	$236.2	$16.2	$(5.4)

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Nine Months Ended		Title	Home	Corporate
September 30, 2026	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,204.1	$1,889.1	$315.0	$-
Agent premiums	2,447.5	2,447.5	—	—
Information and other	880.8	856.4	17.9	6.5
Net investment income	506.2	487.5	4.2	14.5
Net investment gains (losses)	1.3	39.3	1.2	(39.2)
	6,039.9	5,719.8	338.3	(18.2)
Expenses
Personnel costs	1,779.9	1,693.0	65.4	21.5
Premiums retained by agents	1,956.4	1,956.4	—	—
Other operating expenses	1,006.1	902.8	74.8	28.5
Provision for policy losses and other claims	260.2	130.1	129.1	1.0
Depreciation and amortization	162.9	158.7	4.1	0.1
Premium taxes	67.1	63.4	3.6	0.1
Interest	134.0	88.4	—	45.6
	5,366.6	4,992.8	277.0	96.8
Income (loss) before income taxes	$673.3	$727.0	$61.3	$(115.0)

Nine Months Ended		Title	Home	Corporate
September 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,973.3	$1,661.5	$311.9	$(0.1)
Agent premiums	2,169.9	2,169.9	—	—
Information and other	794.3	776.4	17.8	0.1
Net investment income	459.2	437.9	3.4	17.9
Net investment gains (losses)	5.8	(2.5)	(0.5)	8.8
	5,402.5	5,043.2	332.6	26.7
Expenses
Personnel costs	1,652.7	1,550.7	62.6	39.4
Premiums retained by agents	1,739.1	1,739.1	—	—
Other operating expenses	896.9	799.8	68.8	28.3
Provision for policy losses and other claims	242.8	114.9	130.5	(2.6)
Depreciation and amortization	160.3	156.3	3.9	0.1
Premium taxes	58.8	55.2	3.6	—
Interest	113.1	67.5	—	45.6
	4,863.7	4,483.5	269.4	110.8
Income (loss) before income taxes	$538.8	$559.7	$63.2	$(84.1)

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Total revenues	$2,084.6	$1,978.9	$6,039.9	$5,402.5
Non-GAAP adjustments:
Less: Net investment (losses) gains	(1.6)	26.3	1.3	5.8
Adjusted total revenues	$2,086.2	$1,952.6	$6,038.6	$5,396.7

Pretax income	$227.6	$247.0	$673.3	$538.8
Non-GAAP adjustments:
Less: Net investment (losses) gains	(1.6)	26.3	1.3	5.8
Plus: Purchase-related intangible amortization	6.7	7.1	20.1	20.5
Adjusted pretax income	$235.9	$227.8	$692.1	$553.5

Pretax margin	10.9%	12.5%	11.1%	10.0%
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.1)%	1.2%	(0.0)%	0.1%
Plus: Purchase-related intangible amortization	0.3%	0.4%	0.4%	0.4%
Adjusted pretax margin	11.3%	11.7%	11.5%	10.3%

Net income	$177.0	$189.6	$520.6	$409.9
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	(1.2)	20.2	1.0	4.4
Plus: Purchase-related intangible amortization	5.2	5.5	15.5	15.7
Adjusted net income	$183.4	$174.9	$535.1	$421.2

Earnings per diluted share (EPS)	$1.72	$1.84	$5.04	$3.95
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	$(0.01)	$0.20	$0.01	$0.04
Plus: Purchase-related intangible amortization	$0.05	$0.05	$0.15	$0.15
Adjusted EPS	$1.78	$1.70	$5.18	$4.06

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Title Insurance and Services Segment
Total revenues	$1,972.9	$1,835.9	$5,719.8	$5,043.2
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	6.4	39.3	(2.5)
Adjusted total revenues	$1,972.7	$1,829.5	$5,680.5	$5,045.7

Pretax income	$244.1	$236.2	$727.0	$559.7
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	6.4	39.3	(2.5)
Plus: Purchase-related intangible amortization	6.6	7.0	20.0	20.4
Adjusted pretax income	$250.5	$236.8	$707.7	$582.6

Pretax margin	12.4%	12.9%	12.7%	11.1%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.0%	0.3%	0.6%	(0.0)%
Plus: Purchase-related intangible amortization	0.3%	0.3%	0.4%	0.4%
Adjusted pretax margin	12.7%	12.9%	12.5%	11.5%

Home Warranty Segment
Total revenues	$114.7	$114.6	$338.3	$332.6
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	0.9	1.2	(0.5)
Adjusted total revenues	$114.5	$113.7	$337.1	$333.1

Pretax income	$11.3	$16.2	$61.3	$63.2
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	0.9	1.2	(0.5)
Adjusted pretax income	$11.1	$15.3	$60.1	$63.7

Pretax margin	9.9%	14.1%	18.1%	19.0%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2%	0.6%	0.3%	(0.1)%
Adjusted pretax margin	9.7%	13.5%	17.8%	19.1%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Total revenues	$1,972.9	$1,835.9	$5,719.8	$5,043.2
Less: Net investment gains (losses)	0.2	6.4	39.3	(2.5)
Net investment income	169.3	153.1	487.5	437.9
Premiums retained by agents	695.6	640.1	1,956.4	1,739.1
Net operating revenues	$1,107.8	$1,036.3	$3,236.6	$2,868.7

Personnel and other operating expenses	$880.5	$818.5	$2,595.8	$2,350.5
Ratio (% net operating revenues)	79.5%	79.0%	80.2%	81.9%
Ratio (% total revenues)	44.6%	44.6%	45.4%	46.6%

Change in net operating revenues	$71.5		$367.9
Change in personnel and other operating expenses	62.0		245.3
Success Ratio(1)	87%		67%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Third Quarter 2026 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q326	Q226	Q126	Q425	Q325
Open Orders per Day
Purchase	1,305	1,516	1,429	1,100	1,375
Refinance	645	662	838	768	771
Refinance as % of residential orders	33%	30%	37%	41%	36%
Commercial	452	465	451	444	441
Default and other	342	297	280	346	402
Total open orders per day	2,744	2,941	2,998	2,657	2,989

Closed Orders per Day
Purchase	1,014	1,072	839	953	1,062
Refinance	517	555	616	629	503
Refinance as % of residential orders	34%	34%	42%	40%	32%
Commercial	255	246	249	289	238
Default and other	322	273	262	375	413
Total closed orders per day	2,108	2,145	1,966	2,246	2,216

Average Revenue per Order (ARPO)(2)
Purchase	$3,766	$3,900	$3,740	$3,704	$3,689
Refinance	992	1,050	1,130	1,146	1,034
Commercial	18,222	19,980	17,851	18,605	16,119
Default and other	293	503	126	366	343

Total ARPO	$4,304	$4,572	$4,229	$4,350	$3,801

Business Days	64	64	61	63	64

(1) U.S. operations only.

(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

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